UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 08, 2012

Emergent BioSolutions Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33137	14-1902018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2273 Research Boulevard, Suite 400, Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 795-1800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On March 8, 2012, Emergent BioDefense Operations Lansing LLC, a wholly owned subsidiary of Emergent BioSolutions Inc. (the “Company”), and the Centers for Disease Control and Prevention (the “CDC”) executed a Solicitation, Offer and Award that is effective as of September 30, 2011 (the “CDC Contract”).  The CDC Contract provides for the supply of up to 44.75 million doses of BioThrax® (Anthrax Vaccine Adsorbed) (“BioThrax”) to the CDC over a five-year period. The maximum amount that could be paid to the Company under the CDC Contract is approximately $1.25 billion, subject to availability of funding and depending on the expiration dating of BioThrax delivered under the CDC Contract. The period of performance under the CDC Contract is from September 30, 2011 through September 29, 2016.  Delivery of doses commenced in December 2011.

Funds for the procurement of doses of BioThrax with a value of $225 million have been committed. Procurement of the remaining doses will be subject to availability of funding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2012	EMERGENT BIOSOLUTIONS INC.
	By:	/s/ R. Don Elsey R. Don Elsey Chief Financial Officer